CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Annual Report (on Form 20-F) of our report dated, January 18, 2004, with respect to the consolidated financial statements of M-Systems Flash Disk Pioneers Ltd. as previously filed on Form 6-K and incorporated by reference in the Company`s Registration Statement on Form F-3, Amendment No. 3 (File No. 333-109338).

/S/ KOST FORER GABBAY and KASIERER
Tel-Aviv, Israel	KOST FORER GABBAY and KASIERER
June 30, 2004	A Member of Ernst & Young Global

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